NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the First Quarter of 2014

-	Operating Income, as Adjusted Increases 46 Percent to $36.6 Million from $25.1 Million in First Quarter of 2013; Related Margin Increases to 46 Percent from 39 Percent; Operating Income Increases 55 Percent to $32.6 Million from $21.1 Million

-	Net Income Attributable to Common Stockholders Increases 35 Percent to $2.34 per Diluted Common Share, or $21.9 Million, from $1.73 per Diluted Share, or $14.0 Million, in First Quarter of 2013

-	Long-Term Open-End Mutual Fund Sales at $3.6 Billion in First Quarter Compared with $5.7 Billion in First Quarter of 2013; Positive Mutual Fund Net Flows of $0.3 Billion

-	Assets Under Management Increase 13 Percent to $58.0 Billion at March 31, 2014 from $51.2 Billion at March 31, 2013

Hartford, CT, April 29, 2014 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported its highest level of revenues and assets under management and continued strong operating income, as adjusted, and related margin.

Operating income, as adjusted, was $36.6 million for the quarter ended March 31, 2014, an increase of 46 percent from $25.1 million in the first quarter of 2013 and compared with $38.3 million in the fourth quarter of 2013. The related margin was 46 percent, compared with 39 percent for the prior-year quarter and 48 percent in the fourth quarter of 2013. The sequential change is primarily attributable to a $2.5 million increase in payroll tax expense as a result of the payment of annual incentive compensation.

Operating income for the first quarter of 2014 was $32.6 million, a 55 percent increase from $21.1 million in the first quarter of 2013 and compared with $33.9 million in the fourth quarter of 2013. The related margin was 30 percent, 24 percent, and 32 percent for the respective periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Net income attributable to common stockholders was $21.9 million or $2.34 per fully diluted common share for the first quarter of 2014, an increase from $14.0 million or $1.73 per share in the first quarter of 2013, and compared with $24.8 million or $2.65 per share in the fourth quarter of 2013. The respective quarters included unrealized gains on marketable securities of $0.09, $0.07, and $0.24 per diluted share. Average fully diluted shares outstanding increased to 9.4 million in the first quarter of 2014 from 8.1 million in the first quarter of 2013 as a result of the company’s equity offering in September 2013.

Assets under management increased 13 percent to $58.0 billion at March 31, 2014 from $51.2 billion at March 31, 2013, and were up from $57.7 billion at December 31, 2013. Long-term assets under management were $56.5 billion at the end of the first quarter, an increase of 14 percent from March 31, 2013 assets of $49.4 billion and 1 percent from December 31, 2013 assets of $56.2 billion.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended
	3/31/2014	3/31/2013	Change	12/31/2013	Change
Ending Assets Under Management (in billions)	$58.0	$51.2	13%	$57.7	0%
Average Assets Under Management (in billions)	$57.2	$48.3	18%	$56.6	1%

Gross Sales (in millions)	$4,249.2	$6,242.0	(32)%	$4,619.7	(8)%
Net Flows (in millions)	$(459.7)	$3,726.0	N/M	$597.3	N/M

Revenue	$107,871	$86,168	25%	$106,498	1%
Revenue, as adjusted (1)	$80,118	$64,492	24%	$79,974	0%

Operating expenses	$75,245	$65,068	16%	$72,606	4%
Operating expenses, as adjusted (1)	$43,533	$39,418	10%	$41,628	5%

Operating income	$32,626	$21,100	55%	$33,892	(4)%
Operating income, as adjusted (1)	$36,585	$25,074	46%	$38,346	(5)%

Net income	$21,767	$14,185	53%	$26,860	(19)%
Net income attributable to common stockholders	$21,938	$13,960	57%	$24,756	(11)%
Avg. shares outstanding - diluted (in thousands)	9,361	8,088	16%	9,347	0%
Earnings per share - diluted	$2.34	$1.73	35%	$2.65	(12)%

Operating margin	30%	24%		32%
Operating margin, as adjusted (1)	46%	39%		48%

(1) See "Schedule of Non-GAAP Information" at the end of the release

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Management Commentary

“We had strong financial and operating results in the first quarter, including our highest levels of assets and revenue and a substantial increase in operating margin over the prior year,” said George R. Aylward, president and chief executive officer.

Operating income, as adjusted, and the related margin increased from the first quarter of 2013 as the company continued to generate higher revenue on increasing assets under management and benefit from the leveragability of the business. Total assets under management increased by 13 percent to $58.0 billion at March 31, 2014 and included long-term open-end fund assets of $37.3 billion, which were 22 percent higher than a year earlier as a result of cumulative positive net flows and market appreciation.

Total sales were $4.2 billion in the first quarter with net outflows of $0.5 billion, which included the redemption of a $0.6 billion single, low-fee option overlay account and $0.3 billion of mutual fund redemptions related to a distribution partner’s zero-weighting recommendation for emerging market equity strategies.

Mutual fund sales were $3.6 billion in the quarter, a decline from $5.7 billion in the prior year, primarily reflecting the very high level of sales in the first quarter of 2013 related to strong demand for the Virtus Emerging Markets Opportunities Fund. Positive mutual fund net flows were $0.3 billion for the quarter, the company’s 20th consecutive quarter of positive net fund flows. The mutual fund net flow trend improved as the quarter progressed, with March being the best month in the quarter. “The fact that we achieved positive net mutual fund flows this quarter despite having certain asset classes out of favor demonstrates that our diverse set of investment strategies gives us the ability to maintain mutual fund asset growth in many market environments,” Aylward said.

The company recently introduced three “Virtus Alternatives” multi-strategy mutual funds to expand its product offerings in the alternatives category. The new funds, which will utilize multiple alternative managers, are managed by Cliffwater Investments, a joint venture of Virtus and Cliffwater LLC, which is a leading consultant on alternative asset allocation and portfolio construction for institutional investors.

“With our existing products and the new alternatives funds, we can provide investors with compelling investment solutions to build a well-diversified portfolio, and we are well-positioned to continue delivering value to our shareholders.”

Asset Flows and Assets Under Management

Total and long-term assets under management increased as a result of continued mutual fund positive net flows and market appreciation; lower mutual fund sales reflected the market environment and investor preferences.

▪	Total sales were $4.2 billion in the first quarter, compared with $6.2 billion in the first quarter of 2013 and $4.6 billion in the fourth quarter of 2013. The decline from the prior year primarily reflects the very high level of sales in the first quarter of 2013 related to the strong demand for the Virtus Emerging Markets Opportunities Fund following the announcement of a soft close of the fund.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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▪	Total net flows were $(0.5) billion in the first quarter, compared with $3.7 billion in the prior year quarter and $0.6 billion in the fourth quarter of 2013. The change from the prior year reflects the impact of emerging market flows; the sequential change reflects lower fund flows and the redemption of a single low-fee separately managed account.

▪	Long-term open-end mutual fund sales were $3.6 billion in the first quarter of 2014, a decrease of 36 percent from $5.7 billion in the first quarter of 2013, which had the high level of sales in the emerging market fund, as well as higher demand for fixed income strategies. Fund sales were down 10 percent from $4.1 billion in the fourth quarter of 2013. The annualized long-term open-end fund sales rate in the first quarter was 41 percent.

▪	Long-term open-end funds generated $0.3 billion of positive net flows in the first quarter, compared with $3.6 billion in the first quarter of 2013 and $0.8 billion from the fourth quarter of 2013. This was the company’s 20th consecutive quarter of positive net long-term open-end fund flows and represented an annualized organic growth rate of 3 percent.

▪	Separately managed account sales were $471.9 million in the first quarter of 2014, an increase of 29 percent from $367.0 million in the first quarter of 2013 and 24 percent from $379.7 million in the fourth quarter of 2013, primarily related to higher sales in international equity strategies. Net flows of $(556.1) million in the quarter included the $557.6 million redemption of a single, low-fee, option overlay account that had an 8 basis point net management fee, after related variable expenses.

▪	Assets under management were $58.0 billion at March 31, 2014, an increase of 13 percent from $51.2 billion at March 31, 2013 as a result of $3.9 billion of net flows and $3.6 billion of market appreciation. Long-term assets increased by 14 percent to $56.5 billion from $49.4 billion a year earlier as a result of $3.9 billion of positive net flows and $3.2 billion of market appreciation and other.

▪	Average assets under management were $57.2 billion for the period ended March 31, 2014, an increase of 18 percent from $48.3 billion and 1 percent from $56.6 billion in the first and fourth quarters of 2013, respectively.

Revenue

Revenues increased from prior periods primarily as a result of the continued growth of open-end mutual fund assets from cumulative net flows and market appreciation.

▪	Revenues increased 25 percent to $107.9 million in the first quarter of 2014 from $86.2 million in the first quarter of 2013 and by 1 percent on a sequential basis, primarily as a result of the company’s growing asset base.

▪	Revenues, as adjusted, increased by 24 percent to $80.1 million in the first quarter from $64.5 million in the prior year quarter and were up from $80.0 million in the fourth quarter of 2013. The increase from the prior year is a result of the higher asset levels and an increase in the average net fee rate.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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▪	Investment management fees increased 24 percent to $71.8 million from $57.8 million in the first quarter of 2013 and by 1 percent on a sequential basis from $71.2 million. The increase from the prior year quarter primarily reflects a 28 percent increase in average long-term open-end fund assets. The average net fee rate increased to 50.9 basis points in the first quarter of 2014 from 48.5 and 50.0 basis points in the first and fourth quarters of 2013, respectively.

▪	Administration and transfer agent fees in the first quarter increased 22 percent to $13.1 million from $10.7 million in the prior year and by 1 percent from $12.9 million in the prior quarter as a result of higher average long-term open-end mutual fund assets.

Expenses

Operating expenses reflect the higher payroll taxes related to the payment of annual incentive compensation and the overall growth of the company’s business.

▪	Total operating expenses were $75.2 million in the first quarter, compared with $65.1 million in first quarter of 2013 and $72.6 million in the fourth quarter of 2013, reflecting increases in distribution and administration, employment, and other operating expenses.

▪	Operating expenses, as adjusted, which exclude certain charges including distribution and administration expenses, stock-based compensation and depreciation and amortization, were $43.5 million in the first quarter, compared with $39.4 million in the first quarter of 2013 and $41.6 million in the fourth quarter of 2013.

▪	Employment expenses were $35.0 million in the first quarter compared with $32.4 million in the first quarter of 2013 and $33.5 million in the fourth quarter of 2013. The change from the prior year reflects the increase in personnel related to the growth of the business and higher variable incentive compensation; the sequential increase reflects $2.5 million of higher payroll taxes related to the annual payment of incentive compensation, offset by lower variable incentive compensation.

▪	The year-over-year and sequential quarterly increases in distribution and administration expenses to $27.7 million from $21.6 million in the first quarter of 2013 and $26.7 million in the fourth quarter of 2013 primarily reflect the increase in mutual fund assets.

▪	Other operating expenses were $10.5 million in the first quarter, an increase from $9.0 million in the prior year quarter and unchanged from the prior quarter. The increase from the prior year reflects higher investment research costs, distribution expenses and professional fees, including those associated with the introduction of the new alternative funds and the recently announced engagement of SS&C Technologies to provide middle- and back-office services to the company’s affiliated managers.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Investment Capabilities

As previously reported, the company introduced three multi-strategy alternative mutual funds that are subadvised by Cliffwater Investments, which employs an open-architecture approach to source institutional-quality alternative managers and construct portfolios that incorporate multiple diversified alternative strategies. The new outcome-oriented funds are intended to give individual investors the opportunity to reduce portfolio volatility and generate more consistent results through market cycles. The new funds1 are:

▪	Virtus Alternative Total Solution Fund (Class A: VATAX), which seeks to provide the opportunity to generate a positive total return in various market cycles through investments with a low correlation to traditional asset classes. The fund’s strategies include long/short equity and event-driven equity; opportunistic and event-driven credit; convertible arbitrage; global macro; master limited partnerships (MLPs); infrastructure; and real estate securities.

▪	Virtus Alternative Income Solution Fund (Class A: VAIAX), which seeks to maximize current income using strategies that are designed to capture current yield from a diversified combination of income-producing securities, including event-driven and opportunistic credit; emerging market debt; MLPs; real estate securities; and global equity income.

▪	Virtus Alternative Inflation Solution Fund (Class A: VSAIX), which seeks to provide total return that exceeds the rate of inflation by using strategies that include opportunistic credit; infrastructure; real estate securities; MLPs; commodities; and global inflation-linked assets.

Investment Performance

Virtus maintained strong relative investment performance of its open-end mutual funds with 98 percent of rated long-term open-end mutual fund assets – or 30 of 34 rated mutual funds – in 5-, 4-, or 3-star funds on an overall load-waived basis as of March 31, 2014, according to Morningstar2.

Twenty-three of the company’s 26 equity mutual funds that are eligible for Morningstar ratings, representing 97 percent of equity assets, and seven of eight fixed income funds, representing 99 percent of those assets, were rated as either 5-, 4- or 3-star funds.

Balance Sheet, Liquidity and Income Taxes

Working capital was $270.9 million at March 31, 2014, compared with $50.2 million at March 31, 2013 and $241.9 million at December 31, 2013. The increase from the prior year is primarily a result of the proceeds from the company’s September 2013 equity offering and cash from operations, partially offset by seed capital investments and return of capital to shareholders; the sequential increase was the result of strong operating results partially offset by the net settlement of restricted stock units.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Seed capital invested in new investment strategies was $124.1 million at March 31, 2014 compared with $51.7 million on March 31, 2013 and $123.6 million at December 31, 2013. The company deployed $129.9 million of capital to seed its new alternative funds in April.

The effective tax rate for the quarter was 39.2 percent, compared with 37.3 percent and 35.0 percent for the first and fourth quarters of 2013, respectively. The change from prior periods is primarily related to the impact of consolidated sponsored investment products.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	3/31/2014	3/31/2013	Change	12/31/2013	Change
Cash and cash equivalents	$234,795	$45,874	412%	$271,014	(13)%
Investments - other (1)	$29,238	$5,028	482%	$3,817	N/M
Investments - seed capital	$64,711	$16,641	289%	$25,151	157%
Net assets of consolidated sponsored investment products (2)	$59,420	$35,109	69%	$98,433	(40)%
Deferred taxes, net	$56,520	$89,059	(37)%	$64,500	(12)%
Debt	$-	$15,000	(100)%	$-	-
Total equity attributable to stockholders	$510,168	$245,127	108%	$492,930	3%

Working capital (3)	$270,901	$50,155	440%	$241,947	12%

(1) Investments in mutual funds not specified for seed capital purposes

(2) For the periods ending March 31, 2014, December 31, 2013, and March 31, 2013, net assets of consolidated sponsored investment products comprise $65.8 million, $149.2 million, and $37.9 million of total assets, $2.5 million, $8.6 million, and $0.6 million of total liabilities, and $3.9 million, $42.2 million, and $2.2 million of redeemable noncontrolling interests, respectively

(3) Defined as cash and cash equivalents, investments - other, and accounts receivable, net, less accrued compensation and benefits and accounts payable and accrued liabilities

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, April 30, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-825-3209 if calling from within the U.S. or 617-213-8061 if calling from outside the U.S. (Passcode: 82596879). A replay of the call will be available through June 1 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 63911933). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Cliffwater Investments, Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management and Zweig Advisers. Additional information can be found at virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2014	3/31/2013	Change	12/31/2013	Change
Revenues
Investment management fees	$71,792	$57,777	24%	$71,186	1%
Distribution and service fees	22,438	17,361	29%	21,958	2%
Administration and transfer agent fees	13,073	10,695	22%	12,937	1%
Other income and fees	568	335	70%	417	36%
Total revenues	107,871	86,168	25%	106,498	1%

Operating Expenses
Employment expenses	35,029	32,411	8%	33,457	5%
Distribution and administration expenses	27,737	21,628	28%	26,653	4%
Other operating expenses	10,534	8,957	18%	10,543	-
Other operating expenses of consolidated sponsored investment products	331	184	80%	251	32%
Restructuring and severance	-	203	(100)%	-	-
Depreciation and other amortization	657	575	14%	640	3%
Amortization expense	957	1,110	(14)%	1,062	(10)%
Total operating expenses	75,245	65,068	16%	72,606	4%

Operating Income	32,626	21,100	55%	33,892	(4)%

Other Income (Expense)
Realized and unrealized gain on investments, net	1,846	825	124%	463	299%
Realized and unrealized gain on investments of consolidated sponsored investment products, net	36	372	(90)%	5,975	(99)%
Other income (expense), net	151	(18)	N/M	(8)	N/M
Total other income, net	2,033	1,179	72%	6,430	(68)%

Interest Income (Expense)
Interest expense	(138)	(221)	38%	(148)	7%
Interest and dividend income	383	97	295%	238	61%
Interest and dividend income of investments of consolidated sponsored investment products	873	480	82%	891	(2)%
Total interest income, net	1,118	356	214%	981	14%
Income Before Income Taxes	35,777	22,635	58%	41,303	(13)%
Income tax expense	14,010	8,450	66%	14,443	(3)%
Net Income	21,767	14,185	53%	26,860	(19)%
Noncontrolling interests	171	(225)	N/M	(2,104)	N/M
Net Income Attributable to Common Stockholders	$21,938	$13,960	57%	$24,756	(11)%
Earnings Per Share - Basic	$2.41	$1.79	35%	$2.72	(11)%
Earnings Per Share - Diluted	$2.34	$1.73	35%	$2.65	(12)%
Weighted Average Shares Outstanding - Basic (in thousands)	9,116	7,820	17%	9,103	0%
Weighted Average Shares Outstanding – Diluted (in thousands)	9,361	8,088	16%	9,347	0%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
By product (period end):
Mutual Funds - Long-Term Open-End	$37,347.0	$36,367.7	$34,173.0	$32,351.2	$30,552.5
Mutual Funds - Closed-End	6,690.7	6,499.6	6,379.4	6,422.3	6,621.0
Mutual Funds - Money Market	1,378.0	1,556.6	1,610.2	1,707.7	1,742.2
Variable Insurance Funds	1,286.6	1,311.8	1,286.8	1,250.8	1,317.8
Separately Managed Accounts (1)	6,778.4	7,433.1	6,950.7	6,521.7	6,435.5
Institutional Accounts (1)	4,530.5	4,570.8	4,606.9	4,399.3	4,538.7
Total	$58,011.2	$57,739.6	$55,007.0	$52,653.0	$51,207.7

By product (average) (2)
Mutual Funds - Long-Term Open-End	$36,354.5	$35,639.8	$33,604.3	$32,447.6	$28,389.9
Mutual Funds - Closed-End	6,523.4	6,443.8	6,442.9	6,614.4	6,402.7
Mutual Funds - Money Market	1,436.8	1,591.4	1,672.5	1,700.6	1,838.4
Variable Insurance Funds	1,282.2	1,303.3	1,280.4	1,303.1	1,315.8
Separately Managed Accounts (1)	6,982.8	6,988.5	6,495.8	6,505.7	5,895.7
Institutional Accounts (1)	4,593.8	4,594.0	4,484.3	4,503.3	4,445.1
Total	$57,173.5	$56,560.8	$53,980.2	$53,074.7	$48,287.6

By asset class (period end):
Equity	$33,804.4	$33,610.7	$31,595.9	$29,611.7	$28,712.6
Fixed Income	16,319.6	15,829.4	15,855.2	16,170.9	16,100.8
Alternatives (3)	5,678.3	5,308.3	4,538.3	3,705.9	3,229.8
Other (4)	2,208.9	2,991.2	3,017.6	3,164.5	3,164.5
Total	$58,011.2	$57,739.6	$55,007.0	$52,653.0	$51,207.7

Assets Under Management – Average Net Management Fees Earned (5)

(In basis points)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Mutual Funds - Long-Term Open-End (6) (7)	52.1	51.7	51.1	50.6	50.9
Mutual Funds - Closed-End (6)	63.8	63.9	62.5	60.8	59.3
Mutual Funds - Money Market (6)	-	0.3	0.5	2.2	3.2
Variable Insurance Funds (6)	53.0	56.6	57.4	56.6	55.5
Separately Managed Accounts (1)	52.2	48.0	48.3	48.8	49.8
Institutional Accounts (1) (7)	36.2	35.8	34.0	33.0	32.0
All Products	50.9	50.0	49.2	48.7	48.5

(1) Includes assets under management related to options strategies

(2) Averages are calculated as follows:

- Mutual Funds and Variable Insurance Funds - average daily or weekly balances

- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

- Institutional Accounts - average of month-end balances in quarter

(3) Includes assets under management primarily related to long-short strategies and real estate securities

(4) Includes assets under management related to cash management and options strategies; Options strategies were $740.7, $1,403.6, $1,369.1, $1,417.9 and $1,379.4 for the periods ending March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, respectively

(5) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(6) Average fees earned for Mutual Funds and Variable Insurance Funds are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

(7) Excludes the impact of consolidated sponsored investment products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Mutual Funds - Long-Term Open-End
Beginning balance	$36,367.7	$34,173.0	$32,351.2	$30,552.5	$25,827.1
Inflows	3,641.3	4,061.1	4,256.0	5,069.9	5,710.6
Outflows	(3,388.9)	(3,249.4)	(3,125.3)	(2,462.0)	(2,155.0)
Net flows	252.4	811.7	1,130.7	2,607.9	3,555.6
Market appreciation (depreciation)	651.1	1,277.0	635.2	(886.0)	1,098.4
Other (1)	75.8	106.0	55.9	76.8	71.4
Ending balance	$37,347.0	$36,367.7	$34,173.0	$32,351.2	$30,552.5

Mutual Funds - Closed-End
Beginning balance	$6,499.6	$6,379.4	$6,422.3	$6,621.0	$6,231.6
Inflows	-	-	-	-	-
Outflows	-	-	-	-	-
Net flows	-	-	-	-	-
Market appreciation (depreciation)	298.9	220.9	118.7	(61.6)	450.2
Other (1)	(107.8)	(100.7)	(161.6)	(137.1)	(60.8)
Ending balance	$6,690.7	$6,499.6	$6,379.4	$6,422.3	$6,621.0

Mutual Funds - Money Market
Beginning balance	$1,556.6	$1,610.2	$1,707.7	$1,742.2	$1,994.1
Other (1)	(178.6)	(53.6)	(97.5)	(34.5)	(251.9)
Ending balance	$1,378.0	$1,556.6	$1,610.2	$1,707.7	$1,742.2

Variable Insurance Funds
Beginning balance	$1,311.8	$1,286.8	$1,250.8	$1,317.8	$1,295.7
Inflows	11.6	13.5	13.1	12.3	9.8
Outflows	(55.5)	(59.3)	(59.4)	(65.7)	(61.0)
Net flows	(43.9)	(45.8)	(46.3)	(53.4)	(51.2)
Market appreciation (depreciation)	18.7	71.8	82.3	(14.1)	73.3
Other (1)	-	(1.0)	-	0.5	-
Ending balance	$1,286.6	$1,311.8	$1,286.8	$1,250.8	$1,317.8

Separately Managed Accounts (2)
Beginning balance	$7,433.1	$6,950.7	$6,521.7	$6,435.5	$5,829.0
Inflows	471.9	379.7	312.7	324.6	367.0
Outflows	(1,028.0)	(413.2)	(283.4)	(295.3)	(234.0)
Net flows	(556.1)	(33.5)	29.3	29.3	133.0
Market appreciation (depreciation)	(100.1)	520.3	399.7	87.5	473.9
Other (1)	1.5	(4.4)	-	(30.6)	(0.4)
Ending balance	$6,778.4	$7,433.1	$6,950.7	$6,521.7	$6,435.5

Institutional Accounts (2)
Beginning balance	$4,570.8	$4,606.9	$4,399.3	$4,538.7	$4,359.5
Inflows	124.4	165.4	287.3	189.0	154.6
Outflows	(236.5)	(300.5)	(155.0)	(260.6)	(66.0)
Net flows	(112.1)	(135.1)	132.3	(71.6)	88.6
Market appreciation (depreciation)	86.9	122.3	96.4	(13.7)	109.7
Other (1)	(15.1)	(23.3)	(21.1)	(54.1)	(19.1)
Ending balance	$4,530.5	$4,570.8	$4,606.9	$4,399.3	$4,538.7

Total
Beginning balance	$57,739.6	$55,007.0	$52,653.0	$51,207.7	$45,537.0
Inflows	4,249.2	4,619.7	4,869.1	5,595.8	6,242.0
Outflows	(4,708.9)	(4,022.4)	(3,623.1)	(3,083.6)	(2,516.0)
Net flows	(459.7)	597.3	1,246.0	2,512.2	3,726.0
Market appreciation (depreciation)	955.5	2,212.3	1,332.3	(887.9)	2,205.5
Other (1)	(224.2)	(77.0)	(224.3)	(179.0)	(260.8)
Ending balance	$58,011.2	$57,739.6	$55,007.0	$52,653.0	$51,207.7

(1) Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions) and marketable securities investments/(liquidations) and the impact of assets from the use of leverage

(2) Includes assets under management related to options strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended
	Mar 31, 2014	Mar 31, 2013	Dec 31, 2013

Revenues, GAAP basis	$107,871	$86,168	$106,498
Less:
Distribution and administration expenses	27,737	21,628	26,653
Consolidated sponsored investment products fees (1)	16	48	(129)

Revenues, as adjusted (2)	$80,118	$64,492	$79,974

Operating Expenses, GAAP basis	$75,245	$65,068	$72,606
Less:
Distribution and administration expenses	27,737	21,628	26,653
Depreciation and amortization	1,614	1,685	1,702
Stock-based compensation (3)	1,538	1,294	1,885
Restructuring and severance charges	-	203	-
Newfleet transition related operating expenses (4)	492	656	487
Consolidated sponsored investment product expenses (1)	331	184	251
Operating Expenses, as adjusted (5)	$43,533	$39,418	$41,628

Operating Income, as adjusted (6)	$36,585	$25,074	$38,346

Operating margin, GAAP basis	30%	24%	32%
Operating margin, as adjusted (6)	46%	39%	48%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.

(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties.

(3) Stock-based compensation expense includes equity issued under incentive plans and equity granted to Board of Directors.

(4) For the three months ended March 31, 2014, December 31, 2013, March 31, 2013, Newfleet transition-related operating expenses include $0.1 million, $0.2 million, and $0.2 million, respectively, of stock-based compensation.

(5) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(6) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

1 Risks of the Virtus Alternatives Funds:

Alternative investments are not suitable for all investors. The funds mentioned involve the following risks:

Credit & Interest: Debt securities are subject to various risks, the most prominent of which are credit and interest rate risk. The issuer of a security may fail to make payments in a timely manner. Values of debt securities may rise and fall in response to changes in interest rates. This risk may be enhanced with longer-term maturities. Inflation-Linked Securities: Inflation-linked securities will react differently from other fixed income securities to changes in interest rates. Generally, the value of an inflation-linked security will fall when real interest rates rise and will rise when real interest rates fall. Equity Securities: The market price of equity securities may be affected by financial market, industry, or issuer-specific events. Focus on a particular style or on small or medium-sized companies may enhance that risk. Emerging Markets/Foreign: Investing internationally, especially in emerging markets, involves additional risks such as currency, political, accounting, economic, and market risk. Master Limited Partnerships: Investments in Master Limited Partnerships may be impacted by tax law changes, regulation, or factors affecting underlying assets. Real Estate Investments: The fund may be negatively affected by factors specific to the real estate market, including interest rates, leverage, property, and management. Infrastructure-Related Investments: A fund that focuses its investments in infrastructure-related companies will be more sensitive to conditions affecting their business or operations. High Yield-High Risk Fixed Income Securities: There is a greater level of credit risk and price volatility involved with high yield securities than investment grade securities. Convertible Securities: A convertible security may be called for redemption at a time and price unfavorable to the fund. Loan Participation: There may be no ready market for loan participation interests. The fund may have to sell the interests at a substantial discount. Such interests are subject to the credit risk of the underlying corporate borrower. Commodity: Events negatively affecting a particular commodity in which the fund focuses its investments may cause the value of the fund’s shares to decrease, perhaps significantly. Commodity-Linked Instruments: Commodity-linked instruments may experience a return different than the commodity they attempt to track and may also be exposed to counterparty risk. Short Sales: The fund may engage in short sales, and may experience a loss if the price of a borrowed security increases before the date on which the fund replaces the security. Leverage: When a fund leverages its portfolio, the value of its shares may be more volatile and all other risks may be compounded. Derivatives: Investments in derivatives such as futures, options, forwards, and swaps may increase volatility or cause a loss greater than the principal investment. Foreign: Investing internationally involves additional risks such as currency, political, accounting, economic, and market risk. Non-Diversification: The fund is non-diversified and may be more susceptible to factors negatively impacting its holdings to the extent that each security represents a larger portion of the fund’s assets. Portfolio Turnover: The fund’s principal investment strategies will result in a consistently high portfolio turnover rate. A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. Asset allocation does not guarantee a profit or protect against loss in declining markets. Past performance is not indicative of future results.

Investors should carefully consider the investment objectives, risks, charges and expenses of any Virtus Mutual Fund before investing. The prospectus and summary prospectus contains this and other information about the fund. Please contact your financial representative, call 1-800-243-4361 or visit www.virtus.com to obtain a current prospectus and/or summary prospectus. You should read the prospectus and/or summary prospectus carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA, and subsidiary of Virtus Investment Partners, Inc.

2 Additional Information on Virtus Funds rated by Morningstar (without load). Period ending March 31, 2014:

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	30	30	23	15
Percentage of Assets	98%	98%	97%	97%
Total Funds	34	34	27	19

Additional Information on Virtus Funds rated by Morningstar (with load). Period ending March 31, 2014:

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	28	27	20	13
Percentage of Assets	95%	95%	91%	94%
Total Funds	34	34	27	19

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

©2014 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management due to market conditions, investment performance, redemptions or terminations of investment contracts, or regulatory factors; (b) damage to our reputation; (c) our money market funds do not maintain stable net asset values; (d) our inability to attract and retain key personnel; (e) the competition we face in our business, including competition related to investment products and fees; (f) adverse regulatory and legal developments; (g) limitations on our deferred tax assets; (h) changes in key distribution or unaffiliated subadvisory relationships; (i) interruptions in service or failure to provide service by third-party service providers for technology services critical to our business; (j) impairment of our goodwill or intangible assets; (k) lack of availability of required and necessary capital on satisfactory terms; (l) liabilities and losses not covered by our insurance policies; and (m) certain other risks and uncertainties described in our 2013 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com